Exhibit 99.1

Indoor Harvest Corp Announces $2 Million Equity Purchase Agreement with Kodiak Capital Group

Houston, Texas, February 4, 2016 — Indoor Harvest Corp (OTCQB:INQD), through its brand name Indoor Harvest®, is a full service, state of the art design-build engineering firm for the indoor and vertical farming industry. The company provides production platforms, mechanical systems and complete custom designed build outs for both greenhouse and building integrated agriculture grows, tailored to the specific needs of virtually any cultivar. The Company is pleased to announce that it has entered into a $2,000,000 equity purchase agreement ("Agreement") with Kodiak Capital Group, LLC ("Kodiak").

Under the terms of the Agreement, Indoor Harvest Corp ("IHC") has the right to sell to Kodiak up to $2,000,000 of IHC's common stock. Kodiak cannot require IHC to sell shares to Kodiak, but is obligated to make purchases as requested by IHC. If during the valuation period, as defined under the terms of the agreement, should the purchase price fall below $0.50, Kodiak may elect to purchase all, or any portion thereof, of the shares for $0.50. Proceeds from the funds raised will be utilized by IHC to scale operations, develop new products and for general working capital.

"This commitment from Kodiak would be our largest single investment to date and our first with an institutional partner. This funding will provide us considerable flexibility as we scale up operations in 2016 and onward to meet a current estimated project pipeline of over 19 individual projects. We're excited to be working with Kodiak and are looking forward to the value added relationship and building shareholder value together", stated Chad Sykes, the founder and CEO of Indoor Harvest.

“We have liked the Indoor Harvest team, the market and the business model from the very beginning. What really excites us is the traction the company has showed over the last few months. We strongly believe they will be shaping a large global market, that has been untouched, with their combination of strong execution and deep understanding.” stated Ryan Hodson, Managing Director of Kodiak.

Additional details regarding the Agreement are included in a current report on Form 8-K filed by IHC with the Securities and Exchange Commission today.

Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook, Twitter and Youtube. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter, YouTube or Facebook.

Facebook: http://www.facebook.com/indoorharvest
Twitter: http://www.twitter.com/indoorharvest
Youtube: http://www.youtube.com/indoorharvest

ABOUT INDOOR HARVEST CORP

Indoor Harvest Corp, through its brand name Indoor Harvest®, is a full service, state of the art design-build engineering firm for the indoor farming industry. Providing production platforms and complete custom designed build outs for both greenhouse and building integrated agriculture (BIA) grows, tailored to the specific needs of virtually any cultivar. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. Visit our website at http://www.indoorharvest.com for more information about our Company.

ABOUT KODIAK CAPITAL GROUP, LLC

Kodiak is an institutional investor headquartered in Newport Beach, California.  Kodiak provides equity and debt funding to public and private companies. Kodiak's funding provides  long-term strategic capital, providing companies with certainty, flexibility and consistency. Kodiak's investments are in a wide range of industries emphasizing alternative energy, consumer products, life sciences, natural resources, and social media technology. For more information, visit http://www.kodiakfunds.com.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:
Indoor Harvest Corp
CEO, Mr. Chad Sykes
713-410-7903
ccsykes@indoorharvest.com